UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            April 17, 2006
Digi International Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 912-3444

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 17, 2006, Digi International Inc. (the “Company”) reported its financial results for the second quarter of fiscal 2006. See the Company’s press release dated April 17, 2006, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.
NON-GAAP FINANCIAL MEASURES
     The press release furnished as Exhibit 99 and certain information the Company intends to disclose on the conference call scheduled for 5:00 p.m. eastern time on April 17, 2006 include certain non-GAAP financial measures. These measures include (i) earnings per diluted share excluding the impact of stock-based compensation expense, (ii) earnings per diluted share excluding the impact of the favorable tax settlement, (iii) earnings before taxes, depreciation and amortization and (iv) guidance disclosed by the Company related to earnings per diluted share excluding the impact of stock-based compensation expense. The reconciliations of these measures to the most directly comparable GAAP financial measures are included in the earnings release and/or are included below.
     With respect to the measures that exclude the favorable tax settlement, management believes that excluding this one-time non-recurring item provides useful information to investors regarding the Company’s results of operations and financial condition and permits a more meaningful comparison and understanding of the Company’s operating performance. Management believes that earnings before taxes, depreciation and amortization helps investors compare operating results and corporate performance exclusive of the impact of the Company’s capital structure and the method by which assets were acquired. Management believes that providing earnings per diluted share exclusive of the impact of stock-based compensation expense, both on a historical basis and with respect to the Company’s guidance, allows investors to compare results and expected results with results for prior periods that did not include stock-based compensation expense. Management uses these various non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Reconciliation of Reported Earnings Per Diluted Share to Earnings Per Diluted Share
Excluding Stock-Based Compensation Expense and One-time Reversal of Tax Reserves
(in thousands, except per share amounts)

	Three months ended		Six months ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Gross profit, before stock-based compensation expense	$19,509	$17,984	$38,894	$36,295
Stock-based compensation expense	23	—	42	—

Gross profit	$19,486	$17,984	$38,852	$36,295

Total operating expenses, before stock-based compensation expense	15,665	13,788	31,639	27,998
Stock-based compensation expense	609	—	1,122	—

Total operating expenses	16,274	13,788	32,761	27,998

Operating income	$3,212	$4,196	$6,091	$8,297

Income before income taxes	$3,766	$4,508	$6,977	$8,799
Income taxes impact of stock-based compensation expense	209	—	384	—
One-time reversal of previously established tax reserves	—	(5,688)	—	(5,688)
Income tax provision	990	1,397	1,843	2,727

Net income	$2,567	$8,799	$4,750	$11,760

Net income per common share, basic	$0.11	$0.39	$0.21	$0.53

Net income per common share, diluted	$0.11	$0.37	$0.20	$0.50

Impact of stock-based compensation expense, basic	$0.02	$—	$0.03	$—

Impact of stock-based compensation expense, diluted	$0.02	$—	$0.04	$—

Impact of one-time reversal of previously established tax reserves, basic	$—	$(0.25)	$—	$(0.26)

Impact of one time reversal of previously established tax reserves, diluted	$—	$(0.24)	$—	$(0.24)

Net income per common share, basic, excluding stock-based compensation expense	$0.13	$—	$0.24	$—

Net income per common share, diluted, excluding stock-based compensation expense	$0.13	$—	$0.24	$—

Net income per common share, basic, adjusted for impact of one-time reversal of previously established income tax reserves	$—	$0.14	$—	$0.27

Net income per common share, diluted, adjusted for impact of one-time reversal of previously established income tax reserves	$—	$0.13	$—	$0.26

Weighted average common shares, basic	23,001	22,477	22,890	22,277

Weighted average common shares, diluted	23,687	23,645	23,609	23,473

Reconciliation of Reported Diluted Earnings per Share Guidance for Fiscal 2006 to
Diluted Earnings per Share, Excluding the Impact of Stock-Based Compensation Expense

	Q3 2006 - Estimated Range		Fiscal 2006 - Estimated Range
	for EPS Guidance		for EPS Guidance
	Low	High	Low	High
Reported diluted earnings per share anticipated for Q3 2006 and fiscal 2006	$0.08	$0.14	$0.40	$0.52
Estimated impact of stock-based compensation expense in Q3 2006 and fiscal 2006	0.02	0.02	0.08	0.08

Diluted earnings per share anticipated for fiscal 2006, excluding the impact of estimated stock-based compensation expense	$0.10	$0.16	$0.48	$0.60

Reconciliation of Income before Income Taxes to Earnings before Taxes, Depreciation and Amortization
(In thousands of dollars and as a percent of Net Sales)

	For the three months ended March 31, 2006	% of net sales
Net sales	$34,380	100.0%

Income before income taxes	$3,766	11.0%
Depreciation and amortization	2,578	7.5%

Earnings before taxes, depreciation, and amortization	$6,344	18.5%

Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is furnished herewith:
99	Press Release dated April 17, 2006 announcing financial results for the second quarter of fiscal 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.
Date: April 17, 2006	By /s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99	Press Release dated April 17, 2006 announcing financial results for the second quarter of fiscal 2006.	Filed Electronically